SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

STONE ARCADE ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-2699372

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

c/o Stone-Kaplan Investments, LLC, One Northfield Plaza, Suite 480, Northfield, IL 60093
(Address of Principal Executive Offices)       (Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☑

Securities Act registration statement file number to which this form relates: 333-124601

Securities to be registered pursuant to Section 12(b) of the Act:

Name of Each Exchange on Which
Title of Each Class to be so Registered	Each Class is to be Registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Units

(Title of Class)

Common Stock, $0.0001 per share

(Title of Class)

Common Stock Purchase Warrants

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

     A description of the units, common stock and warrants to be registered hereunder is contained in the section entitled “Description of Securities” in the prospectus included in Stone Arcade Acquisition Corporation’s Registration Statement on Form S-1 (Registration No. 333-124601) filed with the Securities and Exchange Commission on May 3, 2005, and as amended on June 14, 2005 and July 14, 2005 (the “Registration Statement”), and is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

Exhibit No.	Description

3.1*	Certificate of Incorporation.

3.2*	By-laws.

4.1*	Specimen Unit Certificate.

4.2*	Specimen Common Stock Certificate.

4.3*	Specimen Warrant Certificate.

4.4*	Form of Unit Purchase Option to be granted to Representative.

4.5*	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.

*	Incorporated by reference to the exhibit of the same number filed with the Registration Statement.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

STONE ARCADE ACQUISITION CORPORATION
Date: July 18, 2005	By:	/s/ Roger W. Stone
		Name:	Roger W. Stone
		Title:	Chairman and Chief Executive Officer